                      SECOND AMENDMENT TO CREDIT AGREEMENT


          This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June ___, 1996 among Jacor Communications, Inc., an Ohio corporation (the "Company"), Banque Paribas, individually and as Agent (in such capacity, the "Agent"), the Co-Agents (as defined in the Credit Agreement) and the Banks (as defined in the Credit Agreement).

                                R E C I T A L S:

          WHEREAS, the Company, the Agent, each Co-Agent and the Banks are parties to that certain Credit Agreement dated as of February 20, 1996, as amended by that certain First Amendment to Credit Agreement dated as of June 3, 1996 among the Company, the Agent, the Co-Agents and the Banks (the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement as amended hereby);

          WHEREAS, the Company has requested that the Banks, the Co-Agents and the Agent amend certain provisions of the Credit Agreement as more fully described herein; and

          WHEREAS, the Banks, the Co-Agents and the Agent have agreed to amend such provisions upon the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. AMENDMENTS. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 2 of this Amendment, the Credit Agreement is amended as follows:

          1.1 AMENDMENT TO ARTICLE I OF THE CREDIT AGREEMENT. Article I of the Credit Agreement is hereby amended by (a) adding thereto, in proper alphabetical order, the defined terms set forth below which do not appear therein; and (b) deleting any defined terms set forth below which now appear in such subsection and substituting therefor the following new definitions:

          "Amendment No. 2" shall mean the Second Amendment to Credit Agreement dated as of June __, 1996 among the Company, the Agent, the Co-Agents and the Banks.

          "Amendment No. 2 Effective Date" shall mean the "Effective Date" as such term is defined in Amendment No. 2.

          "Available Amount" shall mean an amount equal to 100% of the first $275,000,000 of Equity Cash Proceeds received by the Company from and after June 1, 1996.

          "Citicasters Merger" means the merger of JCAC with and into Citicasters Inc., a Florida corporation, on the terms and conditions set forth in the Citicasters Merger Agreement.

          "Citicasters Merger Agreement" means that certain Agreement and Plan of Merger dated as of February 12, 1996 among the Company, JCAC and Citicasters Inc.

          "Debt Cash Proceeds" means all cash proceeds received by the Company or any Subsidiary from the incurrence of any Indebtedness (other than Indebtedness issued (A) by the Company pursuant to the Liquid Yield Option Notes and (B) by JCAC pursuant to the JCAC Subordinated Notes, in each case only to the extent such Indebtedness is permitted to be incurred by Section 6.11(h) or 6.11(i), respectively) or the issuance of any instruments relating to such Indebtedness, in each case net of underwriting discounts, commissions and other reasonable fees, costs and expenses associated therewith.

          "Fee Postponement Period" is defined in Section 2.11.

          "JCAC Subordinated Notes" means the Subordinated Notes due 2006 issued by JCAC.

          "Liquid Yield Option Notes" means the Liquid Yield Option Notes due 2011 issued by the Company.

          1.2 AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT. Section 2.1 of the Credit Agreement is hereby amended by adding the following clause at the end of the first sentence thereof before the period:

     ; provided that no Bank shall have any obligation to make any Revolving A Loans on the Amendment No. 2 Effective Date or during the Fee Postponement Period.

          1.3 AMENDMENT TO SECTION 2.2 OF THE CREDIT AGREEMENT. Section 2.2 of the Credit Agreement is hereby amended by adding the following clause at the end of the first sentence thereof before the period:

     ; provided that no Bank shall have any obligation to make any Revolving B Loans on the Amendment No. 2 Effective Date or during the Fee Postponement Period.

          1.4 AMENDMENT TO SECTION 2.8 OF THE CREDIT AGREEMENT. Section 2.8 of the Credit Agreement is hereby amended by (i) deleting clause (d) thereof and substituting therefor the new clause (d) below as follows and (ii) adding new clauses (j) and (k) as follows:

          (d) Within seven Business Days of (i) the receipt by the Company or any of its Subsidiaries of any Equity Cash Proceeds (other than the Available Amount of Equity Cash Proceeds to the extent such proceeds are used to repay the Obligations as set forth in Section 2.8(j)) in excess of $2,000,000 during any fiscal year, the Company shall make a mandatory prepayment with respect to the Obligations in an amount equal to 50% of such Equity Cash Proceeds until such time as the amount of such mandatory prepayment, after giving effect to such mandatory prepayment, shall cause the Leverage Ratio of the Company to be equal to (or less than) 5.0 to 1.0, or (ii) the receipt by the Company or any of its Subsidiaries of any Debt Cash Proceeds, the Company shall make a mandatory prepayment with respect to the Obligations in an amount equal to 100% of such Debt Cash Proceeds.
     Any prepayment of the Obligations pursuant to this subsection (d) shall be applied as set forth in subsection (h) below.

          (j) The Company shall repay the Obligations in full (without a corresponding reduction in the Aggregate Revolving A Loan Commitment or the Aggregate Revolving B Loan Commitment) with the Available Amount of Equity Cash Proceeds as required pursuant to Amendment No. 2.

          (k)  Immediately prior to consummation of the Citicasters Merger,
     (i) the Company shall repay the Obligations in full and (ii) the Aggregate Revolving A Loan Commitment and the Aggregate Revolving B Loan Commitment shall be terminated in their entirety.

          1.5 AMENDMENT TO SECTION 2.11 OF THE CREDIT AGREEMENT. Section 2.11 of the Credit Agreement is hereby amended by adding the following proviso at the end of such section before the period:

     ; provided that no commitment fee shall be payable during the period commencing on the day after the Amendment No. 2 Effective Date and ending on the earlier to occur of (i) December 31, 1996 or (ii) the date upon which the Citicasters Merger Agreement is terminated (the
     "Fee Postponement Period"); provided further that on the last day of the Fee Postponement Period the Company agrees to pay to the Agent a retroactive commitment fee in an amount equal to a fee which shall be deemed to have accrued during the Fee Postponement Period calculated by the Agent at the Applicable Rate on an amount equal to the full amount of the Aggregate Commitment outstanding immediately prior to the Amendment No. 2 Effective Date; and provided further that no fee shall be payable pursuant to the immediately preceding proviso if the Closing Date (as defined in the New Credit Agreement) has occurred on or before December 31, 1996.

          1.6 AMENDMENT TO SECTION 4.2 OF THE CREDIT AGREEMENT. Section 4.2 of the Credit Agreement is amended by adding after clause (f) thereof, the following clause (g):

          (g) With respect to the first Loan made by each Bank after the Fee Postponement Period has expired, the Company shall have paid to the Agent, for the pro rata account of each Bank, a commitment fee in accordance with
     Section 2.11.

          1.7 AMENDMENT TO SECTION 6.11 OF THE CREDIT AGREEMENT. Section 6.11 of the Credit Agreement is hereby amended by adding new clauses (i) and (j) thereto as follows:

          (i)  Indebtedness issued by the Company pursuant to the Liquid
     Yield Option Notes in an aggregate principal amount not to exceed $226,000,000 at maturity; provided that (A) such Indebtedness incurred pursuant to such Liquid Yield Option Notes shall be issued pursuant to terms (including, without limitation, maturity, redemption, amortization, interest, premiums, fees, covenants, events of default and remedies) acceptable to the Required Banks in their sole discretion and (B) no Default or Unmatured Default shall exist at the time such Indebtedness is issued or shall result from the issuance thereof.

          (j) Indebtedness issued by JCAC pursuant to the JCAC Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 and a Guaranty by the Company of the Indebtedness of JCAC under the JCAC Subordinated Notes; provided that (A) such Indebtedness incurred pursuant to such JCAC Subordinated Notes and such Guaranty shall be issued pursuant to terms (including, without limitation, maturity, redemption, amortization, interest, premiums, fees, covenants, events of default and remedies) acceptable to the Required Banks in their sole discretion, (B) such Indebtedness incurred pursuant to such JCAC Subordinated Notes and such Guaranty shall be subordinated in a manner and pursuant to subordination terms acceptable to the Required Banks in their sole discretion and (C) no Default or Unmatured Default shall exist at the time such Indebtedness is issued or shall result from the issuance thereof.

          1.8 AMENDMENT TO SECTION 6.12 OF THE CREDIT AGREEMENT. Section 6.12 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (ii) thereof and substituting therefor a comma and (b) by inserting prior to the period at the end of clause (iii) thereof the words "and
(iv) the Company may merge, solely for the purpose of changing the state of its incorporation from Ohio to Delaware, into a Delaware corporation formed by the Company; provided that in connection with any merger contemplated by the foregoing clause (iv), (A) the Company shall deliver to the Agent all consents, approvals, resolutions, charter documents, certificates and other documents requested by the Agent, (B) the Company agrees to notify the Agent at least two Business Days prior to the consummation of any such merger and (C) the Company confirms and agrees that all references to the terms "the Company" and "Jacor Communications, Inc." in any Loan Document shall be, upon consummation of any such merger, references to Jacor Communications, Inc., a Delaware corporation".

          1.9 AMENDMENT TO SECTION 6.16 OF THE CREDIT AGREEMENT. Section 6.16 of the Credit Agreement is hereby amended by deleting clause (d) thereof and substituting therefor the new clause (d) as follows:

          , (d) Guaranties permitted under Sections 6.11(b) and 6.11(j)

          1.10 AMENDMENT TO SECTION 6.21 OF THE CREDIT AGREEMENT. Section 6.21 of the Credit Agreement is hereby amended by adding the following proviso at the end of such section before the period:

     ; provided that the Company may pay Z/C a fee in an aggregate amount not to exceed $3.5 million for services rendered by Z/C in connection with the public offering by the Company of equity and debt securities provided that such fee may be paid to Z/C only if the Agent has received evidence satisfactory to the Agent that the Company shall have received cash proceeds from the issuance of Liquid Yield Option Notes in an amount not less than $100,000,000 less commissions and other reasonable fees, costs and expenses associated with the issuance thereof, the issuance of JCAC Subordinated Notes in an aggregate amount not less than $100,000,000 less commissions and other rea-sonable fees, costs and expenses associated with the issuance thereof and the issuance of equity of the Company in an amount not less than $275,000,000 less commissions and other reasonable fees, costs and expenses associated with the issuance thereof.

          1.11 AMENDMENT TO SECTION 6.23 OF THE CREDIT AGREEMENT. Section 6.23 of the Credit Agreement is hereby amended by deleting the second proviso thereof and substituting therefor the following second proviso at the end of such section before the period:

          ; provided, further, that JCAC may issue the JCAC Subordinated Notes and enter into an indenture (on terms acceptable to the Required Banks in their sole discretion) in connection therewith and enter into the New Credit Agreement Loan Documents which contain restrictions of the types referred to in clauses (b), (c), (d) and (e) above.

          1.12 AMENDMENT TO SECTION 6.25 OF THE CREDIT AGREEMENT. Section 6.25 of the Credit Agreement is hereby amended by adding the following sentence at the end of Section 6.25:

          The Company shall not, and shall not permit the Subsidiaries to, amend, restate or otherwise modify or waive any provision of the JCAC Subordinated Notes or any indenture or any other document or instrument issued in connection with the JCAC Subordinated Notes permitted by Section 6.11(j) or the Liquid Yield Option Notes or any indenture or any other document or instrument issued in connection with the Liquid Yield Option Notes permitted by Section 6.11(i) without the consent of the Agent and the Required Banks in their sole discretion.

          1.13 AMENDMENT TO ARTICLE VI OF THE CREDIT AGREEMENT. Article VI of the Credit Agreement is hereby amended by adding new Sections 6.32 and 6.33 thereto as follows:

          Section 6.32 USE OF CERTAIN DEBT CASH PROCEEDS. The Company shall not, and shall not permit JCAC to, use any proceeds of Indebtedness received by JCAC from the issuance of the JCAC Subordinated Notes for any purposes other than (i) to invest in cash or Investments permitted pursuant to Section 6.15(a), (b) or (c), (ii) to consummate the Citicasters Merger or (iii) to repay the principal amount of any JCAC Subordinated Notes which become due and payable at the option of the holders thereof prior to the stated maturity thereof if the Citicasters Merger is not consummated on or before December 31, 1996.

          Section 6.33 RESTRICTED ACTIVITIES OF JCAC. The Company shall not permit JCAC (a) to engage in any ongoing business activities, (b) to create, incur, or suffer to exist any Indebtedness or any Lien on any of JCAC's property or assets, (c) to create any subsidiary or make any Investment or (d) to sell, lease, transfer or otherwise dispose of any of its properties, except (i) Investments permitted pursuant to
     Section 6.32, (ii) Indebtedness permitted pursuant to Section 6.11(j) and (iii) Liens granted pursuant to the Loan Documents or permitted pursuant to Section 6.17(j) to enter into the New Credit Agreement Loan Documents.

SECTION 2. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          2.1  DOCUMENTS.

            (a) AMENDMENT. The Company shall have duly executed and delivered this Amendment.

            (b) GUARANTY AMENDMENT. Each Subsidiary (other than the Excluded Subsidiaries) (collectively, the "Subject Subsidiaries") shall have executed and delivered a Reaffirmation with respect to the Subsidiary Guaranty in the form of Exhibit A hereto (the "Reaffirmation").

          2.2 GOOD STANDING. The Company shall have delivered to the Agent a good-standing certificate (and any bring-downs) with respect to the Company from the Secretary of State of Ohio as to the good standing of the Company as of the Effective Date (as defined below).

          2.3 CERTIFIED RESOLUTIONS, ETC. The Agent shall have received (in sufficient copies for each Bank) a certificate in form and substance satisfactory to the Agent of the secretary or assistant secretary (or comparable officer) of the Company dated the Effective Date, certifying (i) the resolutions of its Board of Directors approving and authorizing the execution, delivery and performance by it of this Amendment and the continued effectiveness thereof,
(ii) that there have been no changes in its certificate of incorporation or by-laws since the Closing Date and (iii) specimen signatures of its officers authorized to sign this Amendment.

          2.4 CONSENTS, LICENSES, APPROVAL, ETC. All consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Company and its Subsidiaries of this Amendment and the Reaffirmation (collectively, the "Documents"), or the validity or enforceability hereof or thereof, or in connection with any of the transactions effected pursuant hereto or thereto, shall have been obtained by the Company and be in full force and effect.

          2.5 NO DEFAULT; ETC. The Agent shall have received a certificate of an Authorized Officer of the Company dated the Effective Date, certifying as to matters set forth in Sections 3.2 and 3.8 of this Amendment.

          2.6 NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the reasonable judgment of the Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the execution, delivery or performance by the Company or any of its Subsidiaries of the Documents, the making or repayment of the Loans or the consummation of the transactions effected pursuant to the terms of the Documents and the other Loan Documents (as amended hereby).

          2.7 NO MATERIAL ADVERSE CHANGE. No event, act or condition shall have occurred since February 20, 1996 that, in the reasonable judgment of the Agent, has had or could have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries.

          2.8 LEGAL OPINIONS. The Agent and each Bank shall have received favorable legal opinions, dated the Effective Date, of Graydon, Head & Ritchey, Ohio counsel to the Company and its Subsidiaries, in each case in form and substance satisfactory to the Agent and the Banks.

          2.9 RECEIPT AND USE OF EQUITY CASH PROCEEDS. The Company shall have received all of the Available Amount of Equity Cash Proceeds and shall have applied the Available Amount of Equity Cash Proceeds to the extent necessary to repay in full all of the Obligations due as of the Effective Date.

          2.10 COMMITMENT FEE. The Agent shall have received, for the pro-rata account of each of the Banks in accordance with their respective Commitments, all commitment fees accrued up to and including the Effective Date.

          2.11 COSTS, FEES AND EXPENSES. The Agent and the Banks shall have received all costs, fees and expenses payable by the Company under the Credit Agreement in connection with the preparation, execution or delivery of the Documents (including, without limitation, the reasonable fees and expenses accrued through the Effective Date of counsel to the Agent); and the Company hereby agrees to pay, and to hold the Agent, each Bank and each Co-Agent harmless against, all documentary, stamp, transfer and similar taxes paid or payable in connection with the execution, delivery or performance of the Documents.

          2.12 ADDITIONAL MATTERS. The Agent shall have received such other certificates, opinions, documents and instruments relating to the Obligations or the transactions contemplated hereby as may have been reasonably requested by the Agent, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing herein and exhibits hereto) and all legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Agent.

SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Banks to enter into this Amendment, the Company represents and warrants to the Agent and each Bank, upon the effectiveness of this Amendment, which representations and warranties shall survive the execution and delivery of this Amendment, that:

          3.1 DUE INCORPORATION; ETC. Each of the Company and each Subject Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          3.2 NO DEFAULT; ETC. No Default or Unmatured Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the Reaffirmation or the consummation of the transactions contemplated hereby or thereby.

          3.3 CORPORATE POWER AND AUTHORITY; AUTHORIZATION. Each of the Company and each Subject Subsidiary has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and the execution and delivery by the Company and each Subject Subsidiary of the Documents to which it is a party and the performance by the Company and each Subject Subsidiary of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action by the Company and each Subject Subsidiary.

          3.4 EXECUTION AND DELIVERY. The Company and each Subject Subsidiary have duly executed and delivered each Document to which it is a party.

          3.5 ENFORCEABILITY. Each Document, the Credit Agreement, as amended by this Amendment, and each other Loan Document constitute the legal, valid and binding obligation of the Company and each Subject Subsidiary party thereto, as the case may be, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' right generally, and by general principles of equity.

          3.6 NO CONFLICTS; ETC. Neither the execution, delivery or performance by the Company or any Subject Subsidiary of the Documents to which it is a party, nor compliance by any of them with the terms and provisions hereof and thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any property or assets owned by it pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of its certificate of incorporation or by-laws.

          3.7 CONSENTS; ETC. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of the Documents or the consummation of any of the transactions contemplated hereby or thereby.

          3.8 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of a different date) and in the Documents are true and correct as of the date hereof after giving effect to this Amendment and the other Documents and the transactions contemplated hereby and thereby.

          3.9 SENIOR DEBT. The Obligations will constitute Senior Debt under and as defined in the JCAC Subordinated Notes and any indenture issued in connection therewith.

SECTION 4.  MISCELLANEOUS.

          4.1 EFFECT; RATIFICATION. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Loan Document or (ii) prejudice any right or rights that the Agent, the Co-Agents or the Banks may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Each reference in the Credit Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the other Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement and each other Loan Document, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

          4.2 EFFECTIVENESS. This Amendment shall immediately become effective as of the date first written above upon (i) the receipt by the Agent of duly executed counterparts of this Amendment from the Company, each Co-Agent and all of the Banks and (ii) the satisfaction of each condition precedent contained in
Section 2 hereof (the "Effective Date").

          4.3 LOAN DOCUMENTS. This Amendment and the Reaffirmation are Loan Documents executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

          4.4 COSTS, FEES AND EXPENSES. The Company agrees to pay all costs, fees and expenses in connection with the Documents as required pursuant to the Credit Agreement.

          4.5 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.

          4.6 SEVERABILITY. Any provision contained in this Amendment which that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

          4.7 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JACOR COMMUNICATIONS, INC.


                         By:/s/ Jon M. Berry
                            --------------------------------------
                            Title: Senior Vice President
                                    and Treasurer


                         BANQUE PARIBAS, individually and
                             as Agent


                         By:/s/ Steven M. Heinen
                            --------------------------------------
                            /s/ Peter Toal
                            --------------------------------------
                            Title: Vice President /
                                   Regional General Manager

                         THE FIRST NATIONAL BANK OF BOSTON,
                              individually and as Co-Agent


                         By:/s/ Robert F. Milordi
                            --------------------------------------
                            Title: Managing Director


                         BANK OF AMERICA ILLINOIS,
                              individually and as Co-Agent


                         By:/s/ Kevin P. Morrison
                            --------------------------------------
                            Title: Vice President


                         BANK OF MONTREAL


                         By:/s/
                            --------------------------------------
                            Title:

                         THE BANK OF NEW YORK


                         By:/s/ Brendan T. Nedzi
                            --------------------------------------
                            Title: Vice President

                         THE BANK OF NOVA SCOTIA


                         By:/s/ Margot C. Bright
                            --------------------------------------
                            Title: Representative


                         C.I.B.C., INC.


                         By:/s/ P. G. Smith
                            --------------------------------------
                            Title: Authorized Officer


                         FIRST BANK


                         By:/s/ Robert W. Miller
                            --------------------------------------
                            Title: Vice President


                         SOCIETY NATIONAL BANK


                         By:/s/ Michael Stark
                            --------------------------------------
                            Title: Officer


                         UNION BANK


                         By:/s/ J. Kevin Sampson
                            --------------------------------------
                            Title: Assistant Vice President

                                    EXHIBIT A


                                  REAFFIRMATION


                                   [Attached]

                                REAFFIRMATION OF
                               SUBSIDIARY GUARANTY


          This REAFFIRMATION OF SUBSIDIARY GUARANTY ("Reaffirmation") is entered into as of June ___, 1996 by each of the parties listed on the signature pages hereof (collectively, the "Guarantors") in favor of and for the benefit of Banque Paribas, as agent (in such capacity, the "Agent") for itself, the Co-Agents and the Banks party to the Credit Agreement and any Interest Rate Providers. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Subsidiary Guaranty referenced below.

                                R E C I T A L S:

            WHEREAS, Jacor Communications, Inc., an Ohio corporation (the "Company"), the Banks, the Agent and each Co-Agent are parties to that certain Credit Agreement dated as of February 20, 1996, as amended by that certain First Amendment to Credit Agreement dated as of June 3, 1996 among the Company, the Agent, the Co-Agents and the Banks (the "Original Credit Agreement");

            WHEREAS, the Company, the Banks, the Agent and each Co-Agent are entering into that certain Second Amendment to Credit Agreement dated as of the date hereof (the "Credit Agreement Amendment"; and the Original Credit Agreement as amended by the Credit Agreement Amendment being referred to herein as the "Credit Agreement"); and

            WHEREAS, each of the Guarantors is a party to that certain Subsidiary Guaranty dated as of February 20, 1996 (the "Subsidiary Guaranty"), pursuant to which each Guarantor has jointly and severally guaranteed the Guaranteed Debt, which term includes, inter alia, all Obligations of the Company under and as defined in the Credit Agreement.

          Section 1. REAFFIRMATION. Each of the Guarantors hereby (i) acknowledges that the Company, the Banks, the Co-Agents and the Agent have entered into the Credit Agreement Amendment, which Credit Agreement Amendment has been made available to and has been reviewed by such Guarantor and (ii) reaffirms that its obligations under the Subsidiary Guaranty and each other Collateral Document to which it is a party continues in full force and effect with respect to the Original Credit Agreement as amended by the Credit Agreement Amendment.

          Section 2. COUNTERPARTS. This Reaffirmation may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.

          Section 3. GOVERNING LAW. THIS REAFFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

          IN WITNESS WHEREOF, each of the Guarantors hereto has caused this Reaffirmation to be executed and delivered by a duly authorized officer thereof as of the date first above written.


                         JACOR BROADCASTING OF FLORIDA, INC.


                         By:
                            -------------------------------------
                            Title:

                         JACOR BROADCASTING OF ATLANTA, INC.


                         By:
                            -------------------------------------
                            Title:

                         JACOR BROADCASTING OF KNOXVILLE, INC.


                         By:
                            -------------------------------------
                            Title:

                         JACOR BROADCASTING OF COLORADO, INC.


                         By:
                            -------------------------------------
                            Title:

                         JACOR BROADCASTING OF TAMPA BAY, INC.


                         By:
                            -------------------------------------
                            Title:

                         JACOR BROADCASTING OF ST. LOUIS, INC.


                         By:
                            -------------------------------------
                            Title:

                         JACOR CABLE, INC.


                         By:
                            -------------------------------------
                            Title:

                         GEORGIA NETWORK EQUIPMENT, INC.


                         By:
                            -------------------------------------
                            Title:

                         JACOR BROADCASTING CORPORATION


                         By:
                            -------------------------------------
                            Title:

                         BROADCAST FINANCE, INC.


                         By:
                            -------------------------------------
                            Title:

                         JACOR BROADCASTING OF SAN DIEGO, INC.


                         By:
                            -------------------------------------
                            Title:

                         JCAC, INC.


                         By:
                            -------------------------------------
                            Title:


Acknowledged:

BANQUE PARIBAS, individually,
    as Agent and on behalf of the
    Co-Agents and each Bank


By:
   -------------------------------------
   Title: